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                                                                   Exhibit 10.23

                                 INCHORUS.COM

                              FIRST AMENDMENT TO
                        EXECUTIVE EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is made and entered into as of this 1st day of August 2000 by and between InChorus.com (the "Company") and Ralph G. Coan, Jr. ("Executive").

                                   RECITALS
                                   --------

     A. On October 25, 1999 the parties executed that certain Executive Employment Agreement (the "Agreement").

     B. The parties desire to amend the Agreement and provide for certain matters as set forth below.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Change of Control. Section 9 of the Agreement is hereby amended to delete
     -----------------
Section 9(c) and replace it with the following:

          (c) Severance. Executive shall be paid severance equal to one (1) year's salary, as in effect immediately prior to the event giving rise to the severance payment, in one lump sum upon: (i) the termination of the employment of Executive without "cause"; or (ii) a "change in control" of the Company. For purposes of this Agreement, "change in control" means (a) any change of equity such that more than fifty percent (50%) of the issued and outstanding shares of the Company are transferred to a third party; (b) or debt ownership, including but not limited to conversion rights of debt to equity of the Employer such that more than fifty percent (50%) of the issued and outstanding shares are transferred to a third party; or (c) a sale of substantially all of Employer's assets. Such severance shall be paid no later than fifteen (15) days from the date of the event giving rise to the payment.

2.   Continuation  of Terms and Conditions.  Except as amended hereby, all
     -------------------------------------
terms and conditions of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Executive Employment Agreement as of the date first set forth above.

THE COMPANY:                                  INCHORUS.COM


                                              By:/s/ William Yuan, CEO
                                              ------------------------

EXECUTIVE:                                    /s/ Ralph G. Coan, Jr.
                                              ---------------------
                                              Ralph G. Coan, Jr.


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